     As filed with the Securities and Exchange Commission on March 7, 1995
                                                 Registration No. ______________
- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------
                               MICHAEL FOODS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                       41-1579532
     (State or other jurisdiction of    (I.R.S. Employer Identification Number)
     incorporation or organization)


                               MICHAEL FOODS, INC.
                   1994 EXECUTIVE PERFORMANCE STOCK AWARD PLAN

                              (Full title of Plans)

                         324 Park National Bank Building
                             5353 Wayzata Boulevard
                          Minneapolis, Minnesota  55416
          (Address, including zip code, of Principal Executive Offices)
                               ------------------
                                   Copies to:
          Philip T. Colton, Esq.             Jeffrey M. Shapiro
          Maun & Simon, PLC                  Executive Vice President
          2900 Norwest Center                324 Park National Bank Building
          90 South Seventh Street            5353 Wayzata Boulevard
          Minneapolis, Minnesota  55402      Minneapolis, Minnesota  55416
          (612) 338-1113                     (612) 546-1500
                                             (Name and address of agent
                                                for service)
                              --------------------

                         CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                           Proposed Maximum              Amount of
Title Of Securities                Amount To Be             Proposed Maximum              Aggregate Offering            Registration
 To Be Registered                   Registered             Offering Per Share                  Price                         Fee

- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01                 300,000 shares              $11.875(1)                   $3,562,500(1)                $1228.00(1)
par value under 1994
Executive
Performance Stock
Award Plan
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------

     (In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement includes all other interests under the Plans which may be deemed securities for purposes of the Securities Act of 1933. No additional fee is payable for the registration of such interests).

(1) This registration statement covers 300,000 shares of the Registrant's Common Stock that may be issued pursuant to the Michael Foods, Inc. 1994 Executive Performance Stock Award Plan. Pursuant to Rule 457(h), the proposed maximum offering price was estimated solely for the purpose of calculating the Registration Fee based on a price of 11 7/8 per share which was the last reported price quoted for Michael Foods, Inc. Common Stock on NASDAQ/NMS on March 2, 1995.

                                  INTRODUCTION

     Michael Foods, Inc. (the "Registrant") hereby registers 300,000 shares of its Common Stock, $.01 par value, which may be issued pursuant to its 1994 Executive Performance Stock Award Plan (collectively referred to herein as the "Performance Plan"). The purpose of the Performance Plan is to enable the Registrant to attract, retain and reward key executives of the Registrant and its subsidiaries and affiliates and strengthen the mutuality of interest between such key executives and the Registrant's stockholders by awarding such key executives shares of Common Stock as earned in accordance with the Registrant's 1994 Executive Incentive Plan. The Registrant's stockholders approved the Performance Plan at the Registrant's annual meeting of stockholders held April 28, 1994 and awards will be made under the Performance Plan commencing in 1995.

                                     PART I

ITEM 1.  PLAN INFORMATION.

     Not applicable/not included in Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Not applicable/not included in Registration Statement.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein and made a part hereof by reference:

     (1)  Registrant's Annual Report on Form 10-K for the year ended
December 31, 1993, filed pursuant to Section 13 of the Securities Exchange Act of 1934.

     (2) Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994, and September 30, 1994 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, and all other reports, if any, filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended
December 31, 1993.

     (3) The Registrant's definitive proxy statement dated March 25, 1994 in connection with its Annual Meeting of Stockholders held on April 28, 1994, filed pursuant to Section 14 of the Securities Exchange Act of 1934.

     (4) The description of the Registrant's Common Stock as contained in the Company's registration statement on Form 8-A, registering the Company's Common Stock under Section 12 of the Securities Exchange Act of 1934, dated April 2, 1987 and in the Prospectus contained in Registration Statement No. 33-40071.

     All documents filed by the Registrant with the Commission pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to the registration statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated herein by reference and made a part hereof from the date of filing of such documents without future action by the Registrant.

ITEM 4.  DESCRIPTION OF SECURITIES.

     This item is not applicable. The class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to the Certificate of Incorporation of the Registrant, the officers and directors of the Registrant and any person serving as an officer or director of another corporation or enterprise at the request of the Registrant, are to be indemnified to the full extent permitted by Delaware law. Article VII of the Registrant's Certificate of Incorporation provides as follows:

     "The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation) to the full extent permitted by the Delaware General Corporation Law. In addition, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 145 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit."

     Section 145 of the Delaware General Corporation Law provides the corporation with the power to indemnify officers or directors who are parties to any threatened, pending or completed action, suit or proceeding of any kind, other than by or in the right of the corporation, for expenses, fees, judgments, fines or settlement, or if the suit is by or in the right of the corporation, for actual and reasonable expenses and fees (unless the officer or director is adjudged liable to the corporation), if the officer or director acted in good faith in a manner reasonably believed to be in or not opposed to the best interest of the corporation.

     Indemnification is made if a majority vote of a quorum of the board of directors consisting of directors not involved in such action, suit or proceeding, legal counsel or the stockholders determine it is proper. To the extent a director or officer is successful on the merits or otherwise, he or she shall be indemnified for actual and reasonable expenses.

     The Registrant maintains a policy of directors and officers liability insurance which reimburses the Registrant for expenses which it may incur in conjunction with the foregoing indemnity provisions and which may provide direct indemnification to officers and directors where the Registrant is unable to do so.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable. None of the shares of Common Stock being registered have been issued and hence are not restricted securities. To the extent any shares of Common Stock were issued under the Performance Plan, their issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

ITEM 8.  ADDITIONAL EXHIBITS.

     4.1       Michael Foods, Inc. 1994 Executive Performance Stock Award Plan.

     4.2       Specimen form of Registrant's Common Stock Certificate.*

     5.1       Opinion of Maun & Simon, PLC, including consent.

     24.1      Consent of Grant Thornton, LLP.

- ------------
* Incorporated by reference from the Registrant's Registration Statement on Form S-1 (Registration Statement No. 33-12949). See also the Registrant's Registration Statement on Form S-3 (Registration Statement No. 33-40071).

ITEM 9.  UNDERTAKINGS.

(a)  RULE 415 OFFERING.

     The undersigned Registrant hereby undertakes:

     (1) To file, during a period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)  EMPLOYEE PLANS ON FORM S-8.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 6, 1995.

                              MICHAEL FOODS, INC.


                              By:  /s/ Gregg A. Ostrander
                                   ----------------------------------
                                   Gregg A. Ostrander, President and
                                   Principal Executive Officer


                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey M. Shapiro and John D. Reedy his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                TITLE                    DATE


/s/ James H. Michael  Chairman of the Board        March 6, 1995
- --------------------                              --------------
James H. Michael

                         President; Principal
                         Executive Officer
/s/ Gregg A. Ostrander   and Director              March 6, 1995
- -----------------------                           --------------
Gregg A. Ostrander

/s/ John D. Reedy          Vice President-Finance;    March 6, 1995
- -------------------        Principal Accounting       --------------
John D. Reedy              and Financial Officer
                           and Treasurer


/s/ Richard A. Coonrod     Director                   March 6, 1995
- ------------------------                              ---------------
Richard A. Coonrod


/s/ Miles E. Efron         Director                   March 6, 1995
- ------------------------                              ---------------
Miles E. Efron


/s/ Orville L. Freeman     Director                   March 6, 1995
- -----------------------                               -------------
Orville L. Freeman


/s/ Arvid C. Knudtson      Director                   March 6, 1995
- -----------------------                               -------------
Arvid C. Knudtson


/s/ Joseph D. Marshburn    Director                   March 6, 1995
- -----------------------                               -------------
Joseph D. Marshburn


/s/ Jeffrey J. Michael     Director                   March 6, 1995
- -----------------------                               -------------
Jeffrey J. Michael

/s/ Richard G. Olson       Director                   March 6, 1995
- -----------------------                               -------------
Richard G. Olson

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    EXHIBITS

                                       TO

                                    FORM S-8


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------


                               MICHAEL FOODS, INC.

                   1994 EXECUTIVE PERFORMANCE STOCK AWARD PLAN


 -------------------------------------------------------------------------------

                                  EXHIBIT INDEX


4.1       Michael Foods, Inc. 1994 Executive Performance Stock Award Plan.

4.2       Specimen form of Registrant's Common Stock Certificate.*

5.1       Opinion of Maun & Simon, PLC, including consent.

24.1      Consent of Grant Thornton, LLP.





















- ----------------------------

     *Incorporated by reference from the Registrant's Registration Statement on Form S-1 (Registration Statement No. 33-12949). See also the Registrant's Registration Statement on Form S-3 (Registration Statement No. 33-40071).